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                                  EXHIBIT 23.1

                       CONSENT OF INDEPENDENT ACCOUNTANTS


         We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (Nos. 33-5604, 33-28593 and 33-55693) of National Sanitary Supply Company of our report dated February 5, 1996 appearing on page 10 of the 1995 Annual Report to Stockholders which is incorporated in this Annual Report on Form 10-K. We also consent to the incorporation by reference of our report on the Financial Statement Schedule, which appears on page S-2 of this Form 10-K.



/s/ PRICE WATERHOUSE LLP
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PRICE WATERHOUSE LLP

Cincinnati, Ohio
March 28, 1996